UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2017

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14675 Dallas Parkway, Suite 600, Dallas, Texas

75254

(Address of principal executive offices)

(Zip Code)

(866) 655-3650

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                           Changes in Registrant’s Certifying Accountant

(a)   Dismissal of Independent Accountant

Following the recent change of our external advisor, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) undertook a review of its service providers, including its independent registered public accounting firm.  On April 5, 2017, the Audit Committee of the Board of Directors of the Company dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective as of that date.  Deloitte’s dismissal was not due to any reason related to the Company’s reporting or accounting operations, policies, or procedures.

The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except that its report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2016 dated March 22, 2017 contained an emphasis of matter paragraph which raised substantial doubt regarding the Company’s ability to continue as a going concern due to the Company’s total debt of $142 million coming due within 12 months from the date those consolidated financial statements were issued and its insufficient capital to repay the debt.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Deloitte’s dismissal, there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (if not resolved to the satisfaction of Deloitte) would have caused it to make reference to the matter in their report.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Deloitte’s dismissal, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested Deloitte to furnish the Company with a letter addressed to the SEC stating whether Deloitte agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated April 5, 2017, is attached as Exhibit 16.1 to this Form 8-K.

(b)   Engagement of Independent Accountant

On April 5, 2017, the Audit Committee appointed EisnerAmper LLP (“EisnerAmper”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, effective immediately.

During the Company’s two most recent fiscal years and the subsequent interim period preceding EisnerAmper’s engagement, neither the Company nor anyone on its behalf consulted EisnerAmper regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by EisnerAmper to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

16.1                        Deloitte & Touche LLP Letter dated April 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: April 5, 2017	By:	/s/ Lisa Ross
Lisa Ross
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

16.1	Deloitte & Touche LLP Letter dated April 5, 2017